SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 6, 2017

Date of Report (Date of Earliest Event Reported)

Total System Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10254	58-1493818
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One TSYS Way, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 644-6081

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On March 31, 2017, NetSpend Corporation (“NetSpend”), a subsidiary of Total System Services, Inc. (“TSYS”), issued a press release announcing the settlement of certain matters between NetSpend and the Federal Trade Commission. In this release, NetSpend stated that, since September 1, 2016, almost $8 million of the $40 million of previously unaccessed cardholder balances subject to the settlement had been accessed by cardholders. This release should have stated that, since September 1, 2016, approximately $3.6 million of those balances had been accessed. A corrected version of this press release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. TSYS has also posted the corrected version of this press release on the investor relations section of its website.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	NetSpend’s corrected press release dated March 31, 2017

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL SYSTEM SERVICES, INC.

Dated: April 6, 2017	By:	/s/ Kathleen Moates
Kathleen Moates Senior Deputy General Counsel

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